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                                                                   EXHIBIT 10.13

Lyondell Chemical Company

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RESTRICTED STOCK PLAN FOR NON-EMPLOYEE DIRECTORS

As Amended and Restated Effective October 16, 1998
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                            LYONDELL CHEMICAL COMPANY
                RESTRICTED STOCK PLAN FOR NON-EMPLOYEE DIRECTORS

1.   Purpose.
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     The Restricted Stock Plan for Non-Employee Directors of Lyondell Chemical
     Company (the "Plan") is intended to provide non-employee directors of Lyondell Chemical Company (the "Company") with an increased proprietary interest in the Company's success and progress by granting them shares of the Company's Common Stock ("Common Stock") that are restricted in accordance with the terms and conditions set forth below ("Restricted Shares"). The Plan is intended to increase the alignment of non-employee directors with the Company's shareholders in terms of both risk and reward.

2.   Administration.
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     The Plan is to be administered by the Directors Benefit Committee (the
     "Committee") of the Company or any successor committee with responsibility for the administration of compensation and benefit plans for directors. The Committee shall have all necessary authority and discretion to interpret any provision of this Plan or to determine any question regarding grants of Restricted Shares under this Plan. Any determination or interpretations of the Committee shall be final, conclusive and binding on all persons.

3.   Eligibility.
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     All current or subsequently elected members of the Company's Board of
     Directors who at the time such service began were not, and for the preceding ten years had not been, Executive Officers or employees of the Company or any of its subsidiaries ("Eligible Directors") shall be eligible to participate in the Plan.

4.   Grants.
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     Each year 25 percent of the annual retainer paid to non-employee directors shall be made in the form of grants of Restricted Shares to Eligible Directors. Also, any Eligible Director who is not receiving credit for service performed as a director after December 31, 1998 under the Retirement Plan for Non-Employee Directors shall receive a $25,000 annual payment in lieu of any retirement benefit, payable in the form of Restricted Shares. Grants of Restricted Shares to participants shall be on the terms and conditions and with the restrictions determined from time to time by the Committee under Section 5 of this Plan. Annual awards of Restricted Shares shall be granted as soon as practicable after the first business day of each calendar year, with the number of Restricted Shares granted determined by dividing the dollar amount of the respective payments by the closing price of a share of Common Stock on the first business day of the calendar year. A person who becomes an Eligible Director after the first business day of the calendar year shall receive

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     the annual awards of Restricted Shares on a prorated basis, based upon the number of months in the calendar year remaining following the first day of the month in which the person becomes an Eligible Director, and the number of Restricted Shares awarded shall be determined by dividing the prorated amount allocable to the partial year by the closing price of a share of Common Stock on the first business day of the month in which the person becomes an Eligible Director.

     Any member of the Company's Board of Directors who elects prior to January 31, 1999, to receive the present value as of December 31, 1998 of the accrued monthly retirement allowance under the Company's Retirement Plan for Non-Employee Directors ("Accrued Benefit") in the form of a grant of Restricted Shares shall receive a number of Restricted Shares determined by dividing the Accrued Benefit by the closing price of a share of Common Stock on December 31, 1998.

5.   Terms and Conditions of Restricted Shares.
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     (a) General. Each grant of Restricted Shares shall be subject to the
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     restrictions under subsection (c) for the Restricted Period of the grant.

     (b) Restricted Period. The Restricted Period shall begin on the date of the
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     grant. The Restricted Period for a grant shall be at least one year, and shall be set by the Committee and described in the individual granting agreement to be executed by the Company and each non-employee director. Notwithstanding the foregoing, any Restricted Shares awarded in lieu of the Accrued Benefit shall have a Restricted Period ending on December 31, 2003 or, if earlier, the first date after the Director's attainment of age 70 on which his or her term as a director would otherwise expire.

     (c) Restrictions. One or more of these restrictions shall be a restriction
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     which constitutes a substantial risk of forfeiture. An Eligible Director shall have all ownership rights and privileges of a shareholder as to such Restricted Shares, including the right to receive dividends and the right to vote such Restricted Shares, except that the following restrictions shall apply: (i) an Eligible Director shall not be entitled to delivery of the certificate until the expiration of the Restricted Period, (ii) none of the Restricted Shares may be sold, transferred, assigned, pledged, or otherwise encumbered or disposed of during the Restricted Period, and (iii) except as provided in subsection 4(d), all grants of the Restricted Shares shall be forfeited and all rights of an Eligible Director to such Restricted Shares shall terminate without further obligation on the part of the Company if the Eligible Director fails to satisfy the terms of the grant of Restricted Shares.

          During the Restricted Period, the Restricted Shares may be held on an uncertificated basis or a stock certificate representing the number of Restricted Shares granted may be registered in each Eligible Director name but held in custody by the Plan for the Eligible Director account and not released to the Eligible Director until the Restricted Period lapses.

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     (d) Termination of Directorship. If an Eligible Director ceases to be a
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     director of the Company by reason to Disability, Death, Retirement or
     Change of Control, the Restricted Shares granted to such Eligible Director shall immediately vest. If an Eligible Director ceases to be a director of the Company for any other reason, the Eligible Director shall immediately forfeit all Restricted Shares, except to the extent that a majority of the Board other than the Eligible Director approves the vesting of such Restricted Shares. Upon vesting, except as provided in Section 6, all restrictions applicable to such Restricted Shares shall lapse and a certificate for such shares shall be delivered to the Eligible Director, or the Eligible Director's beneficiary or estate, in accordance with Section 5(e).

          For purposes of this section, the following definitions apply:

          (i) "Disability" shall mean a permanent and total disability as defined in Section 22(e)(3) of the Internal Revenue Code.

          (ii) "Retirement" shall mean ceasing to be a director of the Company
          (i) on or after age 72 or (ii) at any time prior to age 72 with the consent of a majority of the members of the Board other than the Eligible Director.

          (iii) "Change of Control" shall mean a change of control as defined in the Company's Elective Deferral Plan for Non-Employee Directors.

     (e) Delivery of Restricted Shares. At the end of the Restricted Period a
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     stock certificate for the number of Restricted Shares which have vested shall be delivered free of all such restrictions to the Eligible Director or the Eligible Director's beneficiary or estate, as the case may be.

6.   Regulatory Compliance.
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     An Eligible Director or an Eligible Director's beneficiary or estate shall not receive or sell any Common Stock granted pursuant to this Plan until all appropriate listing, registration and qualification requirements and consents and approvals have been satisfied or obtained, free of any condition unacceptable to the Board of Directors.

     The Committee shall have the authority to remove any or all of the restrictions on the Restricted Shares, including restrictions under the Restricted Period, whenever it determines that such action is appropriate as a result of changes in applicable laws or other circumstances after the date of the grant.

7.   Shares Reserved Under the Plan
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     The shares of Common Stock covered by grants under this Plan as Restricted
     Shares will not exceed 100,000 shares in the aggregate, subject to adjustment as provided below, and in accordance with and subject to Rule 16b-3 of the Securities and Exchange Act of 1934,

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     ("Exchange Act") as amended. Restricted Shares may be originally issued or treasury shares or a combination of both.

     Any shares of Common Stock granted as Restricted Shares that are terminated, forfeited or surrendered or which expire for any reason will not be available again for issuance under this Plan, if any Eligible Director received any of the benefits of ownership of those shares prior to termination, forfeiture or surrender.

     In the event of a recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation, rights offering, separation, reorganization or liquidation, or any other change in the Company's corporate structure or shares, the Committee may make such equitable adjustments in the number and class of shares authorized to be granted as Restricted Shares, as it deems appropriate to prevent dilution or enlargement of rights. Shares issued as a consequence of any such change shall be issued subject to the same restrictions and provisions applicable to the original grant of Restricted Shares.

8.   Termination or Amendment of the Plan.
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     The Committee may at any time terminate the Plan and may from time to time alter or amend the Plan or any part hereof (including any amendment deemed necessary to ensure that the Company may comply with any regulatory requirement referred to in Section 6) without shareholder approval, unless otherwise required by law or by the rules of the Securities and Exchange Commission or New York Stock Exchange. No termination or amendment of the Plan may, without the consent of an Eligible Director, impair the rights of such director with respect to shares of Common Stock granted under the Plan.

9.   Miscellaneous.
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     (a)  Nothing in the Plan shall be deemed to create any obligation on the part of the Board to nominate any director for reelection by the Company's shareholders.

     (b) The Company shall have the right to require, prior to the issuance or delivery of any Restricted Shares, payment by an Eligible Director of any taxes required by law with respect to the issuance or delivery of such shares, or the lapse of restrictions thereon.

10.  Governing Law.
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     The Plan shall be construed according to the law of the State of Texas to the extent federal law does not supersede and preempt state law.

11.  Effective Date.
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     The Plan was originally effective as of June 1, 1996. The Plan as amended and restated herein is effective October 16, 1998.

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IN WITNESS WHEREOF, LYONDELL CHEMICAL COMPANY, acting by and through its duly
authorized officer, has caused this Instrument to be executed on            ,
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199   .
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ATTEST:                                     LYONDELL CHEMICAL COMPANY


By: ________________________                By: ______________________________
     Assistant Secretary                         Robert J. Millstone
                                                 Secretary

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